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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                               September 28, 1998
                       ----------------------------------
                        (Date of earliest event reported)


                        Fidelity Financial of Ohio, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Ohio                        0-27868                    31-1455721
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



 4555 Montgomery Road, Cincinnati, Ohio                            45212
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(Address of principal executive offices)                        (Zip Code)


                                 (513) 351-6666
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)







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Item 5.  Other Events

         On September 28, 1998, Fidelity Financial of Ohio, Inc. ("Fidelity") and Glenway Financial Corporation ("Glenway") announced a merger of equals, forming a $835 million savings bank with 17 branches in Southwestern Ohio. Fidelity is the holding company for Fidelity Federal Savings Bank ("Fidelity Bank"), and Glenway is the holding company for Centennial Savings Bank ("Centennial Bank").

         Pursuant to an Agreement of Merger among Fidelity, Fidelity Acquisition Corporation ("Merger Corporation") and Glenway, dated as of September 28, 1998 (the "Agreement"), the merger of equals will involve the merger of Glenway into Merger Corporation (the "Merger"), which will result in each shareholder of Glenway receiving 1.50 shares of Fidelity common stock in exchange for each share of Glenway common stock and cash in lieu of fractional shares, followed immediately by the merger of Fidelity Bank into Centennial Bank (the "Bank Merger"). Consummation of the Merger and the Bank Merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Agreement and the transactions contemplated thereby by the respective shareholders of Fidelity and Glenway and (ii) the receipt of requisite regulatory approvals. The Merger and the Bank Merger are expected to be completed in the first quarter of 1999.

         The Board of Directors of the combined company will consist of seven representatives designated by Fidelity and five representatives designated by Glenway. John R. Reusing will be the Chairman of the Board of Fidelity and President of Centennial Bank and Robert R. Sudbrook will be the President and Chief Executive Officer of Fidelity and Chairman of the Board and Chief Executive Officer of Centennial Bank.

         In connection with the Agreement, Fidelity and Glenway entered into a Stock Option Agreement, dated as of September 28, 1998, pursuant to which Glenway granted Fidelity an option to purchase up to 456,349 shares of Glenway's common stock (subject to adjustment as set forth therein), which represents 19.9% of Glenway's outstanding shares of common stock, at a purchase price of $17.25 per share (subject to adjustment as set forth therein). In addition, in connection with the Agreement, Fidelity and Glenway entered into another Stock Option Agreement, dated as of September 28, 1998, pursuant to which Fidelity granted Glenway an option to purchase up to 1,114,793 shares of Fidelity's common stock (subject to adjustment as set forth therein), which represents 19.9% of Fidelity's outstanding shares of common stock, at a purchase price of $12.15 per share (subject to adjustment as set forth therein). The options will become exercisable upon the occurrence of certain events, as specified in the Stock Option Agreements, none of which has occurred as of September 28, 1998.

         The press release issued by Fidelity and Glenway with respect to the announcement of the transaction described herein is attached hereto as Exhibit
99.1 and is hereby incorporated herein by reference in its entirety. Also attached as Exhibit 99.2 and incorporated herein by reference are



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certain forward-looking statements made by Fidelity and Glenway in connection with an investor presentation given by Fidelity and Glenway.

         The press release and the investor presentation incorporated herein by reference contain forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the combined company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirements, Federal and state legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this Current Report on Form 8-K, including the exhibits hereto, are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      The following exhibits are included with this Report:

                  Exhibit 99.1          Press Release, dated September 28, 1998

                  Exhibit 99.2          Investor Presentation





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FIDELITY FINANCIAL OF OHIO, INC.



                              By: /s/ John R. Reusing
                                  ------------------------
                                  Name:  John R. Reusing
                                  Title: President and Chief Executive Officer


Date: September 29, 1998